UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2014

iShares® Silver Trust

(Exact name of registrant as specified in its charter)

New York	001-32863	13-7474456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

iShares® Product Research & Development

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

iShares Delaware Trust Sponsor LLC, in its capacity as the sponsor of the Registrant, expects to determine that (i) following the publicly announced discontinuation of the London fix (the price of silver fixed by the London Silver Market Fixing Ltd. on each working day) on August 14, 2014, the price of silver fixed by CME Group/Thomson Reuters as of any date (the “London Silver Price”) will fairly represent the commercial value of the Registrant’s silver on such day and shall be used in the daily evaluation of the Registrant's silver; and (ii) with effect sixty days after delivery of a copy of this Current Report on Form 8-K to The Depository Trust Company, as the Registered Owner of the shares issued by the Registrant, the "Benchmark Price" (as such term is used in the Registrant's Trust Agreement), as of any day, will be such day's London Silver Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2014

iShares® Silver Trust*

By:	iShares® Delaware Trust Sponsor LLC

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of iShares® Delaware Trust Sponsor LLC, the sponsor of the trust.